EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of

Agora Digital Holdings, Inc.

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated October 7, 2021 on the consolidated financial statements of Agora Digital Holdings, Inc. as of March 31, 2021 and from inception on May 31, 2019 through March 31, 2020 , which appears in this Registration Statement on Amendment No. 2 to Form S-1.

/s/ RBSM LLP

New York, New York

December 10, 2021